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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (Date of earliest event reported): FEBRUARY 21, 2002



                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



               DELAWARE                              1-3473                          95-0862768
     (State or other jurisdiction           (Commission File Number)      (IRS Employer Identification No.)
           of incorporation)

                        300 CONCORD PLAZA DRIVE                                      78216-6999
                          SAN ANTONIO, TEXAS                                         (Zip Code)
               (Address of principal executive offices)




       Registrant's telephone number, including area code: (210) 828-8484




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ITEM 5. OTHER EVENTS

         On February 21, 2002, Tesoro Petroleum Corporation ("Tesoro") and Valero Energy Corporation issued a joint press release (the "Press Release") announcing amended terms for Tesoro's purchase of a refinery located in the San Francisco Bay Area of California and 70 associated retail sites throughout Northern California. The amended terms increase the purchase price by $50 million and eliminate Tesoro's previous obligation to pay contingency payments of up to $150 million over a five-year period based on annual average California refining industry spreads. The foregoing is qualified by reference to the Press Release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         The information presented may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified as Risk Factors and Investment Considerations in Tesoro's Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in the presentation data could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  99.1 Press Release issued on February 21, 2002 by Tesoro Petroleum Corporation and Valero Energy Corporation.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    February 21, 2002


                                         TESORO PETROLEUM CORPORATION




                                         By:   /s/ Gregory A. Wright
                                            ------------------------------
                                                  Gregory A. Wright
                                                Senior Vice President,
                                              and Chief Financial Officer




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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  99.1         Press Release issued on February 21, 2002 by Tesoro Petroleum
               Corporation and Valero Energy Corporation.






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